                                                                   EXHIBIT 99.2

                                 FORM OF PROXY

                            MCK COMMUNICATIONS, INC.
                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                             [_____________, 2003]

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           MCK COMMUNICATIONS, INC.

The undersigned stockholder of MCK COMMUNICATIONS, INC., a Delaware corporation hereby acknowledges receipt of the Notice of the Special Meeting of Stockholders and Proxy Statement/Prospectus, each dated _______________, 2003, and hereby appoints Thomas Nolette and Diana McKearney, and each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders to be held at the offices of McDermott, Will & Emery, 28 State Street, Boston, Massachusetts, 02109, on [_________, 2003] at [______ _.m.]. local time, and any adjournment(s) or postponement(s) thereof, and to vote all shares of common stock which the undersigned would be entitled to vote thereat then and there personally present, on the matters in the manner set forth on the reverse side.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                        SPECIAL MEETING OF STOCKHOLDERS
                            MCK COMMUNICATIONS, INC.

                             [_____________, 2003]

                Please Detach and Mail in the Envelope Provided


         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 BELOW.

1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of April 21, 2003, by and among Verso Technologies, Inc., Mickey Acquiring Sub, Inc., a wholly-owned subsidiary of Verso , and MCK Communications, as amended by the First Amendment to the Agreement and Plan of Merger, dated as of April 21, 2003, and the Second Amendment to the Agreement and Plan of Merger, dated as of June 13, 2003.

         [  ] FOR                 [  ] AGAINST                      [  ] ABSTAIN

In their discretion, the proxies are authorized to vote upon such other matter(s) which may properly come before the special meeting, or any adjournment(s) or postponement(s) thereof.

THIS PROXY WILL BE VOTED AS DIRECTED AND, IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

BOTH OF THE FOREGOING ATTORNEYS-IN-FACT OR THEIR SUBSTITUTES OR, IF ONLY ONE SHALL BE PRESENT AND ACTING AT THE SPECIAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF, THE ATTORNEY-IN-FACT SO PRESENT, SHALL HAVE AND MAY EXERCISE ALL OF THE POWERS OF SAID ATTORNEY-IN-FACT HEREUNDER.




Signature __________________________________________


Dated _____________, 2003

NOTE: THIS PROXY SHOULD BE MARKED, DATED AND SIGNED BY THE STOCKHOLDERS EXACTLY AS HIS, HER OR ITS NAME APPEARS HEREON. PERSONS SIGNING IN A FIDUCIARY CAPACITY SHOULD SO INDICATE AND IF SHARES ARE HELD AS JOINT TENANTS OR AS COMMUNITY PROPERTY, BOTH SHOULD SIGN.
-------------------
VOTE BY INTERNET
-------------------

It's fast, convenient, and your vote is immediately confirmed and posted.

Follow these four easy steps:

1.       Read the accompanying Proxy Statement/Prospectus and Proxy Card.
2.       Go to the website www. ___________.
3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name.
4.       Follow the instructions provided.

YOUR VOTE IS IMPORTANT!
Go to www. ___________ anytime!